                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              The GNI Group, Inc.
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                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


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     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:


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     (3) Filing Party:


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     (4) Date Filed:


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

                              THE GNI GROUP, INC.
                             2525 BATTLEGROUND ROAD
                             DEER PARK, TEXAS 77536

                                                              September 24, 1997
Dear Stockholder:

         You are cordially invited to attend the 1997 Annual Meeting of Stockholders of The GNI Group, Inc. ("Company") to be held on Tuesday, October 28, 1997, at 8:00 a.m., Houston time, at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas.

         The accompanying Notice of 1997 Annual Meeting of Stockholders and Proxy Statement describe the formal matters to be acted upon at the meeting. In addition, we will discuss current matters concerning the future of the Company and review the Company's operations during the past year. At the conclusion of the meeting, an opportunity will be provided for questions and discussion by the stockholders. A record of the Company's activities for the fiscal year ended June 30, 1997, is contained in the Annual Report to Stockholders that accompanies this proxy material.

         The meeting will be held for the following purposes:

                 (1) to elect as directors the following five nominees to serve on the Company's Board of Directors until the next annual meeting of stockholders or until their successors have been duly elected and qualified: Newton E. Dudney, M.D., Titus H. Harris, Jr., John W. Lyons, Jr., Carl V Rush, Jr., and G. Stacy Smith;

                 (2) to ratify the appointment of KPMG Peat Marwick, LLP as the Company's independent auditor for the fiscal year ending June 30, 1998; and

                 (3) to transact such other business as may properly come before the meeting and any adjournment thereof.

         The Board of Directors has fixed the close of business on September 10, 1997, as the record date for determination of stockholders who are entitled to receive notice of, and to vote, either in person or by proxy, at the annual meeting and any adjournment thereof.

         It is important that your shares be represented at the annual meeting regardless of the number of shares you hold. Please take a moment to complete, sign and mail the enclosed proxy card in the accompanying return envelope promptly, regardless of whether you intend to be present at the annual meeting. Your proxy is revocable at any time prior to its use. If you have multiple accounts and receive more than one set of these materials, please be sure to vote each proxy received. WE LOOK FORWARD TO SEEING YOU AT THE ANNUAL MEETING.


                                             Sincerely,

                                             THE GNI GROUP, INC.





                                             Carl V Rush, Jr.
                                             President

                              THE GNI GROUP, INC.
                             2525 BATTLEGROUND ROAD
                             DEER PARK, TEXAS 77536


                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD TUESDAY, OCTOBER 28, 1997

To the Stockholders of The GNI Group, Inc.:

         Notice is hereby given that the 1997 Annual Meeting of Stockholders of The GNI Group, Inc. ("Company") will be held at the time and place listed below for the purposes listed below:

Time  . . . . . . . . . . . . . .      8:00 a.m., Tuesday, October 28, 1997

Place . . . . . . . . . . . . . .      Four Seasons Hotel
                                       1300 Lamar Street
                                       Houston, Texas, 77010

Items of Business . . . . . . . .      (1)  to elect as directors the five
                                            nominees to serve on the Company's
                                            Board of Directors until the next
                                            annual meeting of stockholders or
                                            until their successors have been
                                            duly elected and qualified: Newton
                                            E. Dudney, M.D., Titus H. Harris,
                                            Jr., John W. Lyons, Jr., Carl V
                                            Rush, Jr., and G. Stacy Smith;

                                       (2)  to ratify the appointment of KPMG
                                            Peat Marwick, LLP as the Company's
                                            independent auditor for the fiscal
                                            year ending June 30, 1998; and

                                       (3)  to transact such other business as
                                            may properly come before the
                                            meeting and any adjournment
                                            thereof.

Record Date . . . . . . . . . . .      Holders of the Company's common stock,
                                       $.01 par value per share, of record at
                                       the close of business on September 10,
                                       1997, are entitled to notice of and to
                                       vote at the annual meeting and any
                                       adjournment thereof.

Important . . . . . . . . . . . .      So that we may be sure your vote will
                                       be included, PLEASE SIGN, DATE AND MAIL
                                       YOUR PROXY PROMPTLY in the return
                                       envelope provided, regardless of
                                       whether you plan to attend the annual
                                       meeting. For your convenience, there is
                                       enclosed a return envelope requiring no
                                       postage that is for your use in
                                       returning your proxy. If you attend the
                                       meeting, you may revoke your proxy and
                                       vote in person. Additionally, your
                                       proxy is revocable at any time prior to
                                       its use. A list of stockholders
                                       entitled to notice of and to vote at
                                       the meeting will be available for
                                       examination at the office of the
                                       Company's transfer agent, American
                                       Stock Transfer & Trust Company, 40 Wall
                                       Street, New York, New York, 10005 for
                                       the ten days preceding the meeting.


                                        By Order of the Board of Directors,




Houston, Texas                          Titus H. Harris, III
September 24, 1997                      Secretary

                              THE GNI GROUP, INC.
                             2525 BATTLEGROUND ROAD
                             DEER PARK, TEXAS 77536

            PROXY STATEMENT FOR 1997 ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 28, 1997



GENERAL

         This Proxy Statement is furnished to the stockholders of The GNI Group, Inc., a Delaware corporation ("Company"), IN CONNECTION WITH THE SOLICITATION BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY OF PROXIES FOR USE AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY to be held on Tuesday, October 28, 1997 ("Annual Meeting"), at 8:00 a.m., Houston time, at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas, 77010 and any adjournment thereof, for the purposes set forth herein. This definitive Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about September 24, 1997.

         The execution and return of the enclosed proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Furthermore, a stockholder has the right to revoke his proxy at any time before it is exercised (a) by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or (b) by appearing and voting in person at the Annual Meeting. UNLESS OTHERWISE MARKED, PROXIES IN THE FORM OF THE ACCOMPANYING PROXY CARD THAT ARE PROPERLY EXECUTED AND RETURNED WILL BE VOTED FOR (1) the Board of Directors' slate of five nominees for positions on the Board of Directors of the Company; and (2) the ratification of the appointment of KPMG Peat Marwick, LLP as the independent auditor for the Company for the fiscal year ending June 30, 1998. The Board of Directors is not presently aware of any other proposal that will be brought before the Annual Meeting. However, should any additional matters be properly brought before the Annual Meeting, the persons named in the proxy card will vote such proxies in accordance with their best judgment and what they consider to be the best interest of the Company and its stockholders.

         The Company's summary annual report for the fiscal year ended June 30, 1997, and Annual Report on Form 10-K for the fiscal year ended June 30, 1997, are being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The summary annual report and the Annual Report on Form 10-K do not constitute a part of the proxy soliciting material.

         The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by personal interview, telephone, telegram or otherwise. Arrangements also have been made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith. The Company expects that the aggregate expense of these services will be less than $10,000.


QUORUM, RECORD DATE AND OTHER VOTING MATTERS

         The Board of Directors of the Company has fixed the close of business on September 10, 1997, as the record date ("Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On the Record Date, the outstanding voting securities of the Company consisted of 6,634,525 shares of common stock, $.01 par value per share ("Common Stock"), with each share of Common Stock being entitled to one vote. No shares of Common Stock are entitled to cumulative voting rights in the election of directors. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will be necessary to constitute a quorum at the Annual Meeting. Shares represented by a properly signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares held by nominees that are voted on at least one matter coming before the Annual Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner's discretion has been withheld (a "non-vote") for voting on some or all other matters.

         The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date that are present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors (Proposal 1), and the ratification of the appointment of KPMG Peat Marwick, LLP as the Company's independent auditor for the fiscal year ending June 30, 1998 (Proposal 2). With respect to each matter submitted to a vote of security holders, the following shall apply: under Delaware law and the Company's Certificate of Incorporation and Bylaws, as amended, abstentions are entitled to vote and broker non-votes are not entitled to vote. Therefore, abstentions will have the same effect as votes against the proposals on such matters. Broker non-votes, however, will be deemed shares not entitled to vote on such matters, and therefore will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for approval of such matters.


VOTING SECURITIES, PRINCIPAL STOCKHOLDERS AND MANAGEMENT INTERESTS

         The following table sets forth, as of August 31, 1997, the shares of Common Stock beneficially owned by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) the directors and all executive officers as a group. This information is based on public filings made with the SEC as of July 31, 1997, and certain information supplied to the Company by the persons listed below:

                                                            AMOUNT AND
                                                            NATURE OF
       NAME AND                                             BENEFICIAL         PERCENT OF
     ADDRESS OF                                            OWNERSHIP OF        OUTSTANDING
   BENEFICIAL OWNER                                       COMMON STOCK (1)    COMMON STOCK (2)
   ----------------                                      -----------------    ----------------
Heartland Advisors, Inc.                                  1,163,000               15.1%
790 North Milwaukee Street
Milwaukee, Wisconsin 53202

Robert Fleming Inc.                                         681,041                8.87%
320 Park Avenue, 11th Floor
New York, New York 10022

Titus H. Harris, Jr                                         269,555(3)             3.5%
5599 San Felipe, Suite 301
Houston, Texas 77056

Newton E. Dudney, M.D                                        44,959(4)             0.6%
445 Medical Center Blvd., Suite 100
Webster, Texas 77598

John W. Lyons, Jr                                           250,000                3.3%
P. O. Drawer 2789
Texas City, Texas 77590

G. Stacy Smith                                               45,000(5)             0.6%
300 Crescent Court, Suite 830
Dallas, Texas 75201

Carl V Rush, Jr                                             245,000(6)             3.2%
2525 Battleground Road
Deer Park, Texas 77536

Dawn S. Born                                                 18,166(7)             0.2%
2525 Battleground Road
Deer Park, Texas 77536

Richard M. Cochrane                                             23,200(8)              0.3%
2525 Battleground Road
Deer Park, Texas 77536

Titus H. Harris, III                                           199,870(9)              2.6%
2525 Battleground Road
Deer Park, Texas 77536

Donna L. Ratliff                                                25,000                 0.3%
2525 Battleground Road
Deer Park, Texas 77536

David A. Swallow                                                 3,000                   *
2525 Battleground Road
Deer Park, Texas 77536

All Officers and Directors                                   1,205,850(11)            15.7%
as a Group (11 persons)


----------------
(1) Except as otherwise indicated, each person possesses sole voting and dispositive power with respect to the shares set forth beside his, her or its name, subject to community property laws.

(2) The percentages are based on there being (a) 6,634,525 outstanding shares of Common Stock as of August 31, 1997 (b) warrants to purchase a total of 428,400 shares of Common Stock; and (c) options to purchase a total of 617,316 shares of Common Stock granted under the Company's stock option plans that are currently exercisable or will be so within 60 days after August 31, 1997.

(3) Includes 106,500 shares of Common Stock (1.4%) owned by a family member as to which Mr. Harris disclaims any beneficial interest.

(4)      Dr. Dudney's shares are pledged to a commercial bank.

(5) These shares are beneficially owned by Walker Smith Capital, L.P. Mr. Smith is a 50% owner of WS Capital, L.L.C., which is the sole general partner of Walker Smith Capital, L.P. Mr. Smith disclaims beneficial ownership of the shares of Common Stock owned by Walker Smith Capital, L.P. except to the extent of his pecuniary interest in WS Capital, L.L.C., which interest is equal to approximately 3,942 shares of Common Stock.

(6) Includes 240,000 shares of Common Stock (3.1%) with respect to which Mr. Rush has the right to acquire upon the exercise of options granted under the Company's stock option plans.

(7) Includes 16,666 shares of Common Stock (0.2%) with respect to which Ms. Born has the right to acquire upon the exercise of options granted under the Company's stock option plans.

(8) Includes 22,200 shares of Common Stock (0.3%) with respect to which Mr. Cochrane has the right to acquire upon the exercise of options granted under the Company's stock option plans.

(9) Includes 142,500 shares of Common Stock (1.9%) with respect to which Mr. Harris has the right to acquire upon the exercise of options granted under the Company's stock option plans.

(10) Ms. Ratliff has the right to acquire all 25,000 shares (0.3%) upon the exercise of options granted under the Company's stock option plans.

(11) Includes an aggregate of 508,066 shares of Common Stock (6.6%) with respect to which various officers and directors of the Company have the right to acquire within 60 days upon the exercise of options granted under the Company's stock option plans.


         Under the credit agreement with its commercial bank, the Company granted a security interest in all of the outstanding capital stock of its subsidiaries to secure its obligations. In the event of a default by the Company under the credit agreement with the bank, the bank could foreclose on the pledged stock. Because the Company is organized in a holding company structure with the principal operating assets at the subsidiary level, the transfer of ownership of the pledged stock resulting from the foreclosure would effectively cause a change of control of the Company.

                       PROPOSAL 1 - ELECTION OF DIRECTORS


         Pursuant to the Company's Bylaws (as amended), the Board of Directors has fixed the number of positions on the Company's Board of Directors at five. Accordingly, five persons are proposed to be elected and qualified as members of the Company's Board of Directors at the Annual Meeting. Each director elected will hold office until the next annual meeting of stockholders or until his successor has been elected and qualified. The persons named in the accompanying proxy have been nominated by the Board of Directors.

         Directors will be elected by the vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date which are present in person or represented by proxy and entitled to vote at the Annual Meeting. It is the intention of the persons named as proxies in the enclosed proxy to vote in favor of the persons listed below unless otherwise indicated on the proxy. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director if elected. All five of the nominees are currently directors of the Company. Although the Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected, should any of the nominees become unable or unwilling to serve as a director if elected, the shares of Common Stock represented by the proxies will be voted for the election of such other persons as may be nominated by the Board of Directors.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE SLATE OF DIRECTORS NAMED ON THE ENCLOSED PROXY AND, UNLESS OTHERWISE MARKED TO THE CONTRARY, DULY EXECUTED PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED FOR THE SLATE OF DIRECTORS NAMED ON THE ENCLOSED PROXY.

INFORMATION ABOUT DIRECTOR NOMINEES

         Set forth below is certain information regarding each of the five nominees for election as a director. Each director elected will serve until the next annual meeting of stockholders or until his successor has been duly elected and qualified:

                                                POSITIONS WITH                             DIRECTOR
NAME                           AGE               THE COMPANY                                SINCE
----                           ---              --------------                             --------
Newton E. Dudney, M.D.         71           Director; Member of Compensation and             1972
                                            Nominating Committees

Titus H. Harris, Jr.           66           Director; Chairman of the Board; Member          1979
                                            of Executive, Audit, Compensation, and
                                            Nominating Committees

John W. Lyons, Jr.             59           Director; Member of Executive, Audit,            1979
                                            and Compensation Committees

Carl V Rush, Jr.               42           Director; Member of Executive                    1987
                                            Committee; President and Chief
                                            Executive Officer

G. Stacy Smith                 29           Director                                         1997

NEWTON E. DUDNEY, M.D.

         Newton E. Dudney, M.D., has been a director of the Company since 1972. He also has been a physician engaged in private practice in League City, Texas, since 1954.

TITUS H. HARRIS, JR.

         Titus H. Harris, Jr. has been a director of the Company since 1979 and Chairman of the Board since 1987. He is currently Chairman of the investment banking firm of Harris Webb & Garrison, Inc., a position he has held since 1994. From 1991 to 1994, Mr. Harris was a registered representative at Cowen & Co., an investment banking firm. From 1983 to 1991, Mr. Harris was Senior Vice President of the investment banking firm of Lovett Underwood Neuhaus & Webb, Inc., and its predecessor, Lovett Mitchell Webb & Garrison, Inc. Mr. Harris is the father of Titus H. Harris, III, the Executive Vice President, Chief Financial Officer and Secretary of the Company.

JOHN W. LYONS, JR.

         John W. Lyons, Jr. has been a director of the Company since 1979. He is an attorney engaged in private practice since 1970, most recently as a partner in the firm of Lyons & Plackemeier of Texas City, Texas.

CARL V RUSH, JR.

         Carl V Rush, Jr. has been a director and President since 1987 and Chief Executive Officer since 1989. From 1985 to 1987, he was Vice President -- Finance and Administration of the Company. Mr. Rush was self-employed as a financial and management consultant from 1983 to 1985. From 1980 to 1983, he served in various management positions with Booker Oil Services, a petroleum services company. Mr. Rush earned his BBA in 1977 and his MBA in Finance in 1978, each from Texas Christian University.

G. STACY SMITH

         G. Stacy Smith has been a director of the Company since July, 1997. Mr. Smith is a founder and general partner of Walker Smith Capital, a private investment partnership. From 1994 to 1996, Mr. Smith was a co-founder and manager of Gryphon Partners, a private investment partnership. From 1991 to 1993, Mr. Smith was an investment banker with Wasserstein Perella & Co., an international mergers and acquisitions firm. Mr. Smith was appointed, and is nominated, as a director at the request of Heartland Advisors, Inc.


MEETINGS OF THE COMPANY'S BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors of the Company held eight (8) meetings in fiscal 1997. In fiscal 1997, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and
(ii) the total number of meetings held by all committees on which such director served. The Board of Directors has four standing committees -- Executive, Audit, Compensation, and Nominating -- which perform delegable functions on
behalf of the entire Board of Directors.   F. Oliver Nicklin was a member of
the Board of Directors until May 29, 1997, and hence served on committees until such time.

Executive Committee

         During fiscal 1997, the Executive Committee consisted of one inside director, Carl V Rush, Jr., and three outside directors, Titus H. Harris, Jr., John W. Lyons, Jr. and F. Oliver Nicklin. No meetings were held in fiscal 1997. The Executive Committee is authorized to act for the Board of Directors to the full extent allowed by Delaware law.

Audit Committee

         During fiscal 1997, the Audit Committee consisted of three outside directors: Titus H. Harris, Jr., and John W. Lyons, Jr. and F. Oliver Nicklin. One meeting was held in fiscal 1997. The Audit Committee annually reviews and recommends to the full Board of Directors the firm to be engaged to audit the accounts of the Company and its subsidiaries. Additionally, the Audit Committee reviews with such independent auditors the plan and results of the auditing engagement and the scope and results of the Company's procedures for internal auditing, inquires as to the adequacy of internal accounting controls, and considers the independence of the auditing firm.

Compensation Committee

         During fiscal 1997, the Compensation Committee consisted of four outside directors: Newton E. Dudney, M.D., Titus H. Harris, Jr., John W. Lyons, Jr. and F. Oliver Nicklin. One meeting was held in fiscal 1997. The Compensation Committee's responsibility is to discuss and approve (i) the recommendations of management with regard to the granting of stock options to employees and (ii) the compensation to be paid to executive officers.

Nominating Committee

         During fiscal 1997, the Nominating Committee consisted of three outside directors: Newton E. Dudney, M.D., Titus H. Harris, Jr., and F. Oliver Nicklin. One meeting was held in fiscal 1997. Activities of the Nominating Committee include nominating candidates to serve on the Board of Directors and selecting directors to serve on committees for the coming fiscal year. The Nominating Committee will consider stockholder recommendations for nominations to the Board of Directors, provided that written notice is received by the Company at its principal executive offices in conformity with all applicable legal provisions, including Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. These recommendations must be accompanied by a full statement of qualifications and an indication of the candidate's willingness to serve.


INFORMATION ABOUT EXECUTIVE OFFICERS

         Set forth below is certain information regarding the Company's executive officers. All officers are elected to serve until their successors are duly elected and qualified:


                                                   POSITION(S) WITH                       OFFICER
          NAME                   AGE                THE COMPANY                            SINCE
          ----                   ---                -----------                            -----
Carl V Rush, Jr.                 42       Director; President and                          1985
                                            Chief Executive Officer
Dawn S. Born                     41       Vice President and General Counsel               1996
Richard M. Cochrane              37       Vice President and General Manager,              1997
                                            GNI Chemicals Corporation
Robert W. Griffith               46       Vice President and General Manager,              1997
                                            Disposal Systems, Inc.
Titus H. Harris, III             37       Executive Vice President, Chief                  1985
                                             Financial Officer and Secretary
Donna L. Ratliff                 50       Treasurer and Assistant Secretary                1985
W. R. Reeves, Jr.                49       Vice President - Environmental                   1990
                                             and Regulatory Affairs

CARL V RUSH, JR.

         See "Information about Director Nominees" above.

DAWN S. BORN

         Ms. Born has been Vice President and General Counsel of the Company since January, 1996. From October, 1994 to December, 1995, Ms. Born was Director of Corporate Development and Contract Restructuring for Enron Capital & Trade Resources, Inc., a subsidiary of Enron Corporation, a global energy company. For more than thirteen years prior to October, 1994, Ms. Born practiced law at the Houston-based law firm of Bracewell & Patterson, L.L.P., focusing on corporate finance and mergers and acquisitions, the final seven years as a partner. She earned a BA in Public Justice from the State University of New York in 1977 and her JD from the University of Houston Law Center in 1981.

RICHARD M. COCHRANE

         Mr. Cochrane has been with the Company since July, 1990 and Vice President and General Manager of GNI Chemicals Corporation since April, 1997. Between July, 1990 and April, 1997, he held various marketing and operations positions in the Company's subsidiaries, GNI Chemicals Corporation and Disposal Systems, Inc. Prior to joining the Company, Mr. Cochrane held various engineering and management positions with ChemLink Petroleum Company and Kaiser Aluminum and Chemical Company. Mr. Cochrane earned a Bachelor in Engineering in Chemical Engineering from Vanderbilt University in 1982.

ROBERT W. GRIFFITH

         Mr. Griffith has been Vice President and General Manager of Disposal Systems, Inc. since April, 1997. From November, 1989 until April, 1997, Mr. Griffith was Director of Operation for Disposal Systems, Inc. From 1977 to 1989, he held various management positions with ChemLink Company, Inc., KMCO, Inc. and PPG Industries, Inc. Mr. Griffith earned a BS in Chemistry from the University of Alabama in Huntsville in 1977.

TITUS H. HARRIS, III

         Mr. Harris has been Chief Financial Officer of the Company since 1990, Executive Vice President since 1989 and Secretary since 1987. From 1985 to 1989, he was Vice President of the Company. From 1984 to 1985, Mr. Harris was a financial consultant to CRB Investments, Inc., a leveraged buy-out firm.
From 1982 to 1984, he attended the Graduate School of Business of the University of Chicago, from which he received an MBA. He earned his BA in Economics from Washington & Lee University in 1982. Mr. Harris is the son of Titus H. Harris, Jr., a director and the Chairman of the Board of the Company.

DONNA L. RATLIFF

         Ms. Ratliff has been Treasurer of the Company since 1985 and Assistant Secretary since 1987. From 1984 to 1985, she was Controller of Santa Fe Supply Co., a wholesale picture framing supply and distribution company. From 1979 to 1984, Ms. Ratliff was Secretary and Treasurer of Gill Services, Inc., a petroleum services company.

W. R. REEVES, JR.

         Mr. Reeves has been Vice President -- Environmental and Regulatory Affairs of the Company since 1990. Prior to assuming his current position, he was Vice President -- Sales and Marketing of Disposal Systems, Inc. from 1985 to 1990. From 1983 to 1985, Mr. Reeves was employed by Disposal Systems, Inc. as a Sales Representative. From 1981 to 1983, Mr. Reeves was Manager of Cleanup Operations for CECOS International, Inc., a subsidiary of Browning-Ferris Industries, Inc. He earned is BS in Biology in 1971 from McNeese State University and his MS in Environmental Sciences in 1973 from McNeese State University.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the directors and officers of the Company, and persons who own beneficially more than 10% of a registered class of the equity securities of the Company, to file reports of ownership and changes of ownership with the SEC and the NASDAQ/NMS, and to furnish to the Company copies of all Section 16(a) reports that they file. Based solely on a review of the copies of such Section 16(a) reports received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, to the knowledge of the Company, during fiscal 1997, its officers, directors and greater than 10% stockholders complied with all applicable filing requirements.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS COMPENSATION

         Directors are reimbursed by the Company for all out-of-pocket expenses incurred in attending meetings of the Board of Directors. Outside directors, other than the Chairman of the Board, are paid a fee for attending meetings of the Board of Directors of $300 per board meeting. The Chairman of the Board of the Company is paid $5,000 per quarter in lieu of any other compensation for services to the Company.

EXECUTIVE COMPENSATION

                        REPORT OF COMPENSATION COMMITTEE

         The Company's Executive Compensation Program is administered and reviewed annually by the Compensation Committee, which is a committee of the board of directors (the "Committee"). In fiscal 1997, the Compensation Committee was composed of the following non-employee, outside directors:
Newton E. Dudney, M.D., Titus H. Harris, Jr., John W. Lyons, Jr. and F. Oliver Nicklin. For fiscal 1998, the Compensation Committee is comprised of the following non- employee, outside directors: Newton E. Dudney, M.D., Titus H. Harris, Jr. and John W. Lyons, Jr. None of the past or present members of the Committee have interlocking or other relationships with the Company that would jeopardize their independence as Committee members. The Committee's responsibility is to discuss and approve (i) the compensation (including cash and non-cash compensation) to be paid to executive officers of the Company and
(ii) the recommendations of management with regard to the granting of stock options to employees. This report sets forth the Company's compensation policy and guidelines and the major elements of executive compensation and the basis by which fiscal year 1997 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers who are named in the compensation tables.

         Compensation Policy and Guidelines. The Committee believes that the goals of executive compensation should be to attract and retain high-quality executive officers who will contribute to the long-term success of the Company and to align executive compensation with the Company's long-term business objectives and performance. The Committee believes that its goals are best met by providing the executive officers with compensation that combines (i) a base salary at competitive levels with (ii) annual cash incentives and stock options tied to the Company's long-term business objectives. The Committee's decisions are predominately subjective in nature, in that the Committee considers the following factors in making its decisions: (a) the financial performance of the Company, (b) the Company's progress toward achieving long-term strategic objectives, (c) an analysis of the strengths and weaknesses of the individual executive officers, (d) the Committee's perception of such individual's historical performance and expected future contributions to the success of the Company, and (e) the general competitiveness of the Company's executive compensation program compared with a group of companies that includes companies engaged in the same business as the Company and growth companies of similar size as the Company (collectively, the "Comparison Group"). None of the companies in the Comparison Group are included in the Peer Group used in the Performance Graph because the companies in the Peer Group are greater in size and have a longer operating history than the Company. The Committee believes that its overall executive compensation program is in the median range of the Comparison Group.

         Compensation Program Elements. The particular elements of the compensation programs for the Company's executive officers are explained in more detail below.

         Base Salary. Base salary levels are primarily determined by the Committee in consideration of the financial performance of the Company and compensation of executive officers of companies in the Comparison Group. Based in part on the findings contained in a compensation study conducted near the beginning of fiscal 1995 by an outside consultant that included a portion of the Comparison Group of companies, the Committee believed that base salary levels for most of the Company's executive officers was considered to be reasonable in relation to companies in the Comparison Group. In fiscal 1997, the Compensation Committee increased slightly the base salary of one executive officer of the Company in lieu of a bonus. Otherwise, the base salaries of the executive officers remained unchanged from fiscal 1996.

         Bonus and Other Annual Compensation. Beginning with fiscal 1995, the Company adopted a formula-based annual incentive program for the Company's Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO") (the "Formula Program") that is tied solely and directly to annual, calendar-year fully-diluted earnings per share ("EPS"). The Company does not pay a bonus to the CEO and CFO under the Formula Program until a pre- determined EPS target has been achieved. Upon the achievement of such target, the CEO and the CFO receive a bonus, the amount of which is determined based on the amount by which EPS exceeds the pre-determined target. The Company's CEO and CFO each received a cash bonus during fiscal year 1997 pursuant to this incentive program as a result of the pre-determined target for calendar 1996 having been exceeded.

         Generally, at the discretion of the Committee, other annual compensation is provided to the Company's other executive officers in the form of cash bonuses. The Committee's decision to award an annual bonus to such other executive officers is based primarily upon an analysis of the financial performance and operational achievements of the Company, as well as the particular executive officer's job performance and the specific accomplishments of the executive officer during the preceding twelve-month period. In fiscal 1997, the Committee authorized the payment of a cash bonus to one of the executive officers named in the Summary Compensation Table. Moreover, in previous fiscal years, a discretionary bonus has been paid to executive officers and may be paid in future years.

         In addition to the foregoing, the Committee may elect to provide to the executive officers other forms of cash and non-cash compensation when the Committee deems it in the best interest of the Company to do so based upon the factors recited above. In fiscal 1997, the Committee determined it in the best interest of the Company to make loans to its CEO and its CFO for the purpose of repaying loans made by a commercial bank in 1993 that were guaranteed by the Company ("Bank Loans"). In 1993, the Board of Directors requested that the CEO and CFO exercise their options and not sell the Common Stock so acquired to offset the exercise price. The Bank Loans were made in connection with the exercise of options (which were expiring) to purchase shares of Common Stock of the Company. In February 1997, the Company loaned the CEO $350,000 and the CFO $300,000 to repay the Bank Loans (collectively referred to as "Officer Loans"). Principal and interest, at the rate of 7% per annum, are due on February 7, 1998. The principal amounts of the Officer Loans outstanding as of August 31, 1997 are $350,000 and $300,000, and accrued interest as of such date was $13,827 and $11,852, for the CEO and the CFO, respectively. Additionally, in January 1997, the Committee determined that it was in the best interest of the Company to forgive the principal and interest due and owing by the CEO and CFO on loans made by the Company to them in May 1996 in the original principal amounts of $34,616 and $29,671, respectively ("1996 Loans"). The 1996 Loans bore interest at the rate of 8% per annum and were due in full on May 31, 1997. The proceeds of the 1996 Loans were used to repay interest due and owing on the Bank Loans. The Committee forgave the repayment of principal and interest on the 1996 Loans, resulting in additional compensation in fiscal 1997 to the CEO of $37,386 and to the CFO of $32,045.

         Stock Option Program. Currently, the Committee utilizes stock option grants to provide an incentive for the executive officers to manage the Company for the long-term benefit of its owners as opposed to the short-term benefit of the executive officers. Accordingly, the Committee grants stock options at or above fair market value, thus tying the value of the grant to the future performance of the Company's Common Stock.

         Under the Formula Program, based on an internal estimate of EPS, each year the Committee grants to the CEO and the CFO a number of incentive stock options determined by subtracting a threshold amount from the estimated EPS, by subtracting therefrom an amount equal to the difference between the preceding calendar year's actual EPS and the estimated EPS for such year, and by multiplying the result thereof by a pre-determined base number. Pursuant to the provisions of the Formula Program, the Committee made grants in fiscal 1997 of incentive stock options to the CEO and the CFO of the Company, and may make additional grants in future years of incentive stock options to the CEO and the CFO of the Company under the Formula Program.

The Committee's decision to grant stock options to such other executive officers is based primarily upon an analysis of the financial performance and operational achievements of the Company, as well as the particular executive officer's job performance and the Committee's perception of the potential long-term contribution of such officer. The Committee granted stock options in fiscal 1997 to certain of the other executive officers named in the "Summary Compensation Table" to recognize such officers' job performance and their potential long-term contribution to the Company.

         Discussion of Fiscal 1997 Compensation for the Chief Executive Officer. The Committee believes that the vision and leadership of the CEO is important in achieving the Company's long-term strategic business objectives. Based in part on the findings contained in a compensation study conducted near the beginning of fiscal 1995 by an outside consultant that included a portion of the Comparison Group of companies, the Committee believed that the base salary level for the Company's CEO was considered to be reasonable in relation to companies in the Comparison Group. Therefore, the Committee did not adjust the base salary paid to the CEO in fiscal 1997. Other than pursuant to the Formula Program and in connection with the Officer Loans described above in Compensation Program Elements -- Bonus and Other Annual Compensation, the Committee did not pay an annual cash bonus or other cash compensation to the CEO in fiscal 1997. Likewise, other than pursuant to the Formula Program, grants of incentive stock options to the CEO were not made by the Committee during fiscal 1997.

         Summary. The main elements of the program: base salary, annual bonus, and stock option plans, are typical of executive compensation programs in other public companies and serve to provide appropriate reward for ongoing as well as strategic efforts of the Company's executives. The Committee is continually evaluating the compensation of the CEO and other executive officers. The Committee believes that competitive executive officer compensation programs are necessary for the ongoing retention of the executive employees who are essential to the future development of the Company and growth in stockholder value.


THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Titus H. Harris, Jr., Chairman                     John W. Lyons, Jr.
Newton E. Dudney, M.D.                             F. Oliver Nicklin




Notwithstanding Securities and Exchange Commission ("SEC") filings by the Company that have incorporated or that may incorporate by reference other SEC filings (including this Proxy Statement) in their entirety, the Report of Compensation Committee on Executive Compensation shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise or to the extent required by Item 402 of Regulation S-K.

                           SUMMARY COMPENSATION TABLE

The following table summarizes the compensation paid by the Company for the three fiscal years ended June 30, 1997 to its Chief Executive Officer and to the other executive officers of the Company whose annual cash compensation received from the Company for services rendered during fiscal 1997 exceeded $100,000 (the "Named Executive Officers").

                                                  ANNUAL COMPENSATION                 LONG TERM COMPENSATION(1)
                                           ---------------------------------- ----------------------------------------
                                                                                      AWARDS                   PAYOUTS
                                                                              -----------------------         --------
                                                                              RESTRICTED      STOCK                  ALL OTHER
    NAME AND                                                    OTHER ANNUAL   STOCK       UNDERLYING      LTIP       COMPEN-
PRINCIPAL POSITION                  YEAR   SALARY($) BONUS($) COMPENSATION($) AWARD(S)($)  OPTIONS(#)   PAYOUTS($)  SATION($)(2)
------------------------------      ----   --------- -------- --------------- ----------- -----------   ----------  ------------
Carl V Rush, Jr                     1997   183,250   13,200          -0-          -0-        16,000       -0-       37,896(3)
  President and Chief               1996   183,250   20,400          -0-          -0-        17,000       -0-          465
  Executive Officer                 1995   183,250      -0-          -0-          -0-       165,000       -0-          919

Dawn S. Born (4)                    1997   135,000      -0-          -0-          -0-        25,000       -0-        1,867
  Vice President and                1996    67,500   50,000        1,876          -0-        50,000       -0-          131
  General Counsel                   1995       -0-      -0-          -0-          -0-           -0-       -0-          -0-

Richard M. Cochrane                 1997   108,967      -0-          -0-          -0-        50,000       -0-        2,115
  Vice President and General        1996   100,000      -0-          -0-          -0-           -0-       -0-        1,724
  Manager, GNI Chemicals Corp       1995    91,667      -0-          -0-          -0-           -0-       -0-        1,268

Titus H. Harris, III                1997   148,500    6,600          -0-          -0-         8,000       -0-       35,012(5)
  Exec. Vice President, Chief       1996   148,500   10,200          -0-          -0-         8,500       -0-        2,753
  Financial Officer & Secretary     1995   148,500      -0-          -0-          -0-        82,500       -0-        2,474

Donna L. Ratliff                    1997    90,000   15,000          -0-          -0-           -0-       -0-        2,540
  Treasurer                         1996    90,000      -0-          -0-          -0-           -0-       -0-        2,286
                                    1995    90,000      -0-          -0-          -0-           -0-       -0-        1,943


David A. Swallow (6)                1997   108,750      -0-          -0-          -0-           -0-       -0-       39,833(6)
  Exec. Vice Pres. & General        1996   139,000      -0-          -0-          -0-           -0-       -0-        1,073
  Manager, GNI Chemicals            1995    42,253   10,000          -0-          -0-           -0-       -0-          -0-


-----------------

(1) The Company has a 1991 Stock Option Plan, as amended (the "1991 Plan"), for the benefit of the Company's employees, including its executive officers. The 1991 Plan authorizes the Company, upon the recommendation of the Compensation Committee, to grant options to purchase a total of 600,000 shares of Common Stock to selected employees of the Company. The 1991 Plan provides for the granting of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. The 1991 Plan also provides for the granting of options that do not comply with Section 422. The options granted under the 1991 Plan have tandem tax withholding rights. The Company also has a 1995 Management Equity Incentive/Stock Option Plan (the "1995 Plan") for the benefit of the Company's executive officers. The 1995 Plan authorizes the Company, upon the recommendation of the Compensation Committee, to grant options to purchase a total of 500,000 shares of Common Stock to selected executive officers of the Company. The 1995 Plan provides for the granting of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. The 1995 Plan also provides for the granting of options that do not comply with Section 422. The options granted under the 1995 Plan have tandem tax withholding rights.

(2) No Named Executive Officer had "perquisites and other personal benefits" with a value greater than the lesser of $50,000 or 10% of reported salary and bonus. The Company maintains a 401(k) plan. For fiscal years 1995, 1996 and 1997, the All Other Compensation column includes amounts paid by the Company pursuant to the Company's 401(k) plan. Each participant is able to direct the Company to contribute to the plan a minimum of 2% and a maximum of 12% of the participant's eligible earnings, subject to certain limitations set forth in the plan and the Internal Revenue Code of 1986, as amended. Subject to certain restrictions, the Company is required to make mandatory contributions and also is permitted to make discretionary contributions to the plan, at rates determined by the Compensation Committee, which are allocated to each participant based on the participant's contributions to the plan. Additionally, the Company purchases term life insurance policies for its Named Executive Officers.

(3) Mr Rush received certain other compensation of $37,386 as described in the Compensation Committee Report.

(4) Ms. Born joined the Company in January, 1996. Therefore, Ms. Born's compensation for fiscal 1996 reflects only the partial period that Ms. Born had been employed by the Company during such year In 1996, Ms. Born received a one-time non-recurring payment of $50,000, plus reimbursement of $1,876 for certain payroll taxes, when she joined the Company.

(5) Mr. Harris received certain other compensation of $32,045 as described in the Compensation Committee Report .

(6) Mr. Swallow joined the Company in February, 1995 and left the Company in April, 1997. Therefore, Mr. Swallow's compensation for fiscal years 1995 and 1997 reflect only the partial periods that he had been employed by the Company during such years. The amounts set forth under "All Other Compensation" include post-employment payments made to Mr. Swallow of $37,189.

The Company has agreed to make payments to Mr. Swallow until March 31, 1998 equal to his base salary when he was employed by the Company, plus benefits and reimbursement for certain incidental expenses. Additionally, until March 31, 1998, Mr. Swallow has the right to contribute to the Company's 401(k) Plan and receive matching contributions from the Company. See the "Summary Compensation Table" above.

                       OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information on option grants in fiscal 1997 to the Named Executive Officers.


                                                                                          POTENTIAL REALIZABLE
                                             INDIVIDUAL GRANTS                              VALUE AT ASSUMED
                                      ----------------------------                           ANNUAL RATES OF
                                       NUMBER OF   PERCENT OF TOTAL                            STOCK PRICE
                                       SECURITIES       OPTIONS                              APPRECIATION FOR
                                       UNDERLYING      GRANTED TO     EXERCISE                OPTION TERM
                                         OPTIONS      EMPLOYEES IN     PRICE    EXPIRATION  -----------------
NAME                                   GRANTED(#)     FISCAL YEAR    ($/SHARE)    DATE      5% ($)    10% ($)
-------                               ------------   -------------   ---------    ----      ------    -------
Carl V Rush, Jr ...................     16,000(1)       11.9%           5.75   02/05/07     57,858    146,624

Dawn S. Born ......................     25,000(2)       18.7%           5.75   02/05/07     90,404    229,100

Richard M. Cochrane ...............     50,000(1)       37.3%           5.75   02/05/07    180,807    458,201

Titus H. Harris, III ..............      8,000(1)        6.0%           5.75   02/05/07     28,929     73,312

Donna L. Ratliff ..................        -0-             0%            N/A        N/A        N/A        N/A

David A. Swallow ..................        -0-             0%            N/A        N/A        N/A        N/A


----------------
(1) Stock options granted on February 5, 1997 under the Company's 1995 Plan. Of Mr. Rush's option grants, all 16,000 options will be fully exercisable on February 5, 1999. Of Mr. Cochrane's option grants, 16,666 options will be fully exercisable on February 5, 1998, 16,666 options will be fully exercisable on February 5, 1999, and 16,667 options will be fully exercisable on February 5, 2000. Of Mr. Harris's option grants, all 8,000 options will be fully exercisable on February 5, 1999. See also footnote 1 to the "Summary Compensation Table" above.

(2) Stock options granted on February 5, 1997 under the Company's 1991 Plan. Of Ms. Born's option grants, 8,333 options will be fully exercisable on February 5, 1998, 8,333 options will be fully exercisable on February 5, 1999, and 8,334 options will be fully exercisable on February 5, 2000. See also footnote No. 1 to the "Summary Compensation Table" above.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

         The following table provides information on option exercises in fiscal 1997 by the Named Executive Officers and the value of such officers' unexercised options at June 30, 1997.

                                                                  NUMBER OF SECURITIES           VALUE OF UNEXERCISED IN-
                                                                 UNDERLYING UNEXERCISED            THE-MONEY OPTIONS AT
                                 SHARES         VALUE         OPTIONS AT FISCAL YEAR-END(#)        FISCAL YEAR-END($)
                               ACQUIRED ON     REALIZED       ----------------------------   -----------------------------
NAME                           EXERCISE(#)        ($)         EXERCISABLE    UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
-------------------            -----------    -----------     -----------    -------------   -----------     -------------
Carl V Rush, Jr ............            -0-            -0-        240,000         33,000        447,500         25,125

Dawn S. Born ...............            -0-            -0-         16,666         58,334          1,042         11,458

Richard M. Cochrane ........          3,500          7,875         22,200         50,000         43,776         18,750

Titus H. Harris, III .......            -0-            -0-        142,500         16,500        252,813         12,563

Donna L. Ratliff ...........            -0-            -0-         25,000            -0-         53,125            -0-

David A. Swallow ...........         42,000         16,000         16,333         41,667          4,000         12,500

                         COMPARATIVE STOCK PERFORMANCE

         The performance graph shown below was prepared by Research Data Group, for use in this proxy statement. As required by applicable rules of the SEC, the graph was prepared based upon the following two assumptions: (i) $100 was invested in the Company's Common Stock, the S&P 500 and the Dow Jones Industrial & Commercial Services - Pollution Control & Waste Management Index ("Industry Index") on July 1, 1992, the first day of the Company's fiscal year ended June 30, 1993; and (ii) the Industry Index assumes dividend reinvestment.

                               6/92    6/93    6/94    6/95    6/96    6/97
GNI GROUP, INC. .............  100     138      51     128      89     102
S & P 500 ...................  100     114     115     145     183     247
DOW JONES POLLUTION CONTROL/
  WASTE MANAGEMENT...........  100     103      92     105     108     118

                       PROPOSAL 2 - SELECTION OF AUDITOR

         The second proposal for consideration and action by the stockholders at the Annual Meeting is the ratification of the appointment of KPMG Peat Marwick, LLP as the independent auditor of the Company for the fiscal year ended June 30, 1998. KPMG Peat Marwick, LLP served the Company as independent auditor for the fiscal year ended June 30, 1997. Although the Company is not required to solicit the consent of the stockholders to the ratification of the appointment of the independent auditor of the Company for fiscal year ended June 30, 1998, the Company elects to do so. Representatives of KPMG Peat Marwick, LLP have been invited to the Annual Meeting and the Company expects them to be present. They will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. The ratification of the appointment of KPMG Peat Marwick, LLP requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date which are present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event that the stockholders do not ratify the appointment of KPMG Peat Marwick, LLP as the independent auditor of the Company, the Board of Directors will consider retaining other independent auditors.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK, LLP AS THE INDEPENDENT AUDITOR OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1998, AND, UNLESS MARKED TO THE CONTRARY, DULY EXECUTED PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED FOR THE RATIFICATION OF SUCH APPOINTMENT.


              STOCKHOLDERS' PROPOSALS FOR THE 1998 ANNUAL MEETING

         Proposals of stockholders to be considered by the Company for inclusion in the proxy material for the 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than May 27, 1998. Such proposals must be in conformity with all applicable legal provisions, including Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934.


                                 OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.


                                   FORM 10-K

         A copy of the 1997 Annual Report on Form 10-K filed with the SEC may be obtained, without charge, by writing the Secretary, The GNI Group, Inc., 2525 Battleground Road, P.O. Box 220, Deer Park, Texas 77536-0220.

                                    By order of the Board of Directors





                                    Titus H. Harris, III
                                    Secretary

--------------------------------------------------------------------------------

     PROXY                     THE GNI GROUP, INC.                    PROXY
                2525 BATTLEGROUND ROAD, DEER PARK, TX 77536-0220
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Titus H. Harris, Jr. and John W. Lyons, Jr. as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of The GNI Group, Inc. held of record by the undersigned on September 10, 1997 at the 1997 Annual Meeting of Stockholders to be held on Tuesday, October 28, 1997 at 8:00 a.m., Houston time, at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas, 77010 or any adjournment thereof.

         1. ELECTION OF DIRECTORS

                 [ ] FOR all Nominees listed Below                     [ ] WITHHOLD AUTHORITY
                   (except as to the contrary below)                     to vote for all nominees listed below

             N. E. Dudney, M.D., T. H. Harris, Jr., J. W. Lyons, Jr., C. V Rush, Jr., and G. Stacy Smith

             (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
             INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

            --------------------------------------------------------------
         2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP as the Company's independent auditor for the fiscal year ending June 30, 1998.

                [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

                         (To be signed on reverse side)
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

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     3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

     [ ] I plan to attend the Annual Meeting. PLEASE SIGN EXACTLY AS NAME
                                              APPEARS BELOW. WHEN SHARES
                                              ARE HELD BY JOINT TENANTS,
                                              BOTH SHOULD SIGN. WHEN
                                              SIGNING AS ATTORNEY,
                                              EXECUTOR, ADMINISTRATOR,
                                              TRUSTEE OR GUARDIAN, PLEASE
                                              GIVE FULL TITLE AS SUCH. IF A
                                              CORPORATION, PLEASE SIGN IN
                                              FULL CORPORATE NAME BY
                                              PRESIDENT OR OTHER AUTHORIZED
                                              OFFICER. IF A PARTNERSHIP,
                                              PLEASE SIGN IN PARTNERSHIP
                                              NAME BY AUTHORIZED PERSON.

                                              DATED:                 , 1997
                                                    -----------------

                                              -----------------------------
                                                (STOCKHOLDER'S SIGNATURE)

                                              -----------------------------
                                                (STOCKHOLDER'S SIGNATURE)

 PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

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